UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 17, 2012

STANDARD MICROSYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-7422	11-2234952
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 Arkay Drive, Hauppauge, New York	11788
(Address of principal executive offices)	(Zip Code)

(631) 435-6000
(Registrant's telephone number, including area code)

N/A
(Former  name,  former  address and former  fiscal year,  if changed  since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.  Costs Associated with Exit or Disposal Activities.

On January 17, 2012 the Board of Directors of the Registrant approved a restructuring plan. Pursuant to the plan, the Registrant expects to eliminate approximately 50 positions worldwide (approximately 5% of all employees)during the fourth quarter of fiscal year 2012. The Registrant estimates that these measures will result in accounting charges of approximately $1 to $1.5 million, primarily in the fourth quarter of fiscal year 2012. These charges are mainly comprised of termination benefits expected to be paid in the fourth quarter of fiscal year 2012 and the first quarter of fiscal year 2013. The Registrant expects these actions to reduce operating expenses by approximately $6 to $7 million on an annual basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STANDARD MICROSYSTEMS CORPORATION

(Registrant)

Date: January 18, 2012	By: /s/ Kris Sennesael
Kris Sennesael
Vice President and Chief Financial Officer